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                                                                     EXHIBIT 4.c

                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
                  --------------------------------------------

          THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is entered into as of November 7, 1996, by and among HARLYN PRODUCTS, INC., a California corporation ("Seller"), HARLYN INTERNATIONAL COMPANY, LTD., a private Thailand limited company ("Company"), and THE L.L. KNICKERBOCKER CO., INC., a California corporation ("Buyer").

                               R E C I T A L S :
                               ----------------

          A. Seller, Company and Buyer are parties to that certain Stock Purchase Agreement dated as of September 30, 1996, as amended by that certain First Amendment to Stock Purchase Agreement dated as of October 15, 1996 (as amended, the "Purchase Agreement").

          B. Seller, Company and Buyer desire to amend the Purchase Agreement in the manner set forth herein.

                              A G R E E M E N T :
                              ------------------

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Unless otherwise specified, capitalized terms used herein shall have the meaning assigned to such terms in the Purchase Agreement.

          2. The parties hereto hereby agree that the Purchase Agreement is hereby amended to replace all references to "Harlyn International" with "Harlyn International Company, Ltd."

          3. The parties hereto hereby agree to substitute all references to "Financial Statements" contained in the Purchase Agreement with "Special Purpose Financial Statement", defined in its entirety to read as follows:

               "Special Purpose Financial Statement shall mean the balance sheet
                -----------------------------------
     for the Company as of, and for the year ended, June 30, 1996, together with the notes thereto and the pro-forma balance sheet of the Company as prepared by the directors of the Company, which was audited and reported on by Deloitte Touche Tohmatsu, adjusted in the manner discussed in Section
     2.2 hereof."
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          4.  The parties hereto hereby agree that the definition of "Settlement
Date" contained in Section 1.1 of Article I of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "Settlement Date shall mean November 8, 1996, or such other date
                ---------------
     as shall be agreed to in writing by Buyer and Seller."

          5. The parties hereto hereby agree that Section 3.1 of Article III of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "3.1  Settlement
                     ----------

               The closing of the transactions contemplated herein (the "Settlement") shall be held at 10:00 a.m. local time on the Settlement Date at a location mutually agreed to by the parties hereto, unless the parties hereto otherwise agree."

          6. The parties hereto hereby agree that the first four (4) sentences of Section 4.1(g) of Article IV of the Purchase Agreement are hereby deleted and replaced by the following:

               "The Special Purpose Financial Statement as of and for the year ended June 30, 1996 has been examined by Deloitte Touche Tohmatsu, employees of which are the Company's statutory auditors. The Report On The Special Purpose Financial Statement, prepared by Deloitte Touche Tohmatsu, opines that the Special Purpose Financial Statement presents fairly, except for the intercompany receivable and payable amounts and the investment in another company, in all material respects, the assets and liabilities of the Company as of June 30, 1996 as adjusted per the Stock Purchase Agreement, and has been prepared in conformity with generally accepted accounting principles consistently applied. At the Balance Sheet Date, there were no material liabilities of the Company required to be reflected on the Special Purpose Financial Statement in accordance with generally accepted accounting principles other than the liabilities shown or reflected in the Special Purpose Financial Statement or the notes thereto."

          7. The parties hereto hereby agree that Section 12.1 of Article XII of the Purchase Agreement is hereby amended to change the date contained therein to November 8, 1996.

                                      -2-
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          8.  The parties hereto hereby agree that Section 12.3 of Article XII of the Purchase Agreement is hereby amended to add the following information:

 "If to the Seller:                 Harlyn Products, Inc.
                                    1515 S. Main Street
                                    Los Angeles, CA  90015
                                    Attn:  Daniel V. Goodstein
                                    Telecopy:  (213) 746-7593

 With a copy to (which shall
 not constitute notice):            Jeffer, Mangels, Butler & Marmaro
                                    2121 Avenue of the Stars, 10th Floor
                                    Los Angeles, CA  90067
                                    Attn:  Ronald Givner, Esq.
                                    Telecopy: (310) 203-0567


 If to the Company:                 Harlyn International Company, Ltd.
                                    47/44 Moo 4, King Kaew Road
                                    Prawes, Bangkok  10260
                                    Thailand
                                    Attn:  Khun Thip Nakornratana
                                    Telecopy:  (011) (662) 727-0273


 With a copy to (which shall
 not constitute notice):            Chandler and Thong-Ek
                                    7th Floor, Bubhajit Building
                                    20 North Sathorn Road
                                    Bangkok 10500, Thailand
                                    Attn:  Albert Chandler, Esq.
                                    Telecopy: (011) (662) 266-6483

          9. The parties hereto hereby agree that Schedule 2.2 shall be replaced in its entirety by "Schedule of Assets Being Acquired and Liabilities Assumed as at September 30, 1996 per the Stock Purchase Agreement", hereby attached. Accordingly, all references to Schedule 2.2 in the Purchase Agreement are hereby amended to refer to the "Schedule of Assets Being Acquired and Liabilities Assumed as at September 30, 1996 per the Stock Purchase Agreement".

                                      -3-
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

     "Seller"                 HARLYN PRODUCTS, INC., a California corporation

                              By:
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

     "Company"                HARLYN INTERNATIONAL COMPANY, LTD., a private
                              Thailand limited company

                              By:
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

     "Buyer"                  THE L.L. KNICKERBOCKER CO., INC., a
                              California corporation

                              By:
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

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